Exhibit 99.1

CONTACT:           William Koziel
(847) 597-8800

Così, Inc. Reports 2009 Fourth Quarter and Full Year Results

DEERFIELD, IL – March 29, 2010 – Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the fourth quarter ended December 28, 2009 of $(4,446,000), or $(0.11) per basic and diluted common share, compared with a net loss of $(8,370,000), or $(0.21) per basic and diluted common share in the fourth quarter of 2008.  Così’s operating loss was $(2,985,000) in the fourth quarter compared with an operating loss of $(2,086,000) for the year-earlier period, excluding impairment provisions, closed store costs and lease termination costs.  Così recorded charges of $(1,409,000) and $(6,300,000) in the 2009 and 2008 fourth quarters, respectively, related to asset impairment provisions, closed store costs and lease termination costs.

Così’s total revenues for the 2009 fourth quarter decreased 8.1% to $28,236,000 from $30,735,000 in the 2008 fourth quarter.  Company-owned net restaurant sales declined 7.2% in the fourth quarter to $27,707,000, compared to $29,860,000 in the previous year’s quarter.  Franchise fees and royalty revenues for the 2009 fourth quarter contributed $529,000 compared to $875,000 in the 2008 fourth quarter.  The year over year fourth quarter decrease in franchise fees and royalties was due primarily to the recognition of higher new unit opening franchise fees in the fourth quarter of 2008 of $328,000 compared to $35,000 in the fourth quarter of 2009.

System-wide comparable restaurant sales for the fourth quarter as measured for restaurants in operation for more than 15 months recorded an aggregate decline of 5.4% as compared to the fourth quarter of 2008.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants is as follows:

For the 13 weeks ended
December 28, 2009
Company-owned	(6.6%)
Franchise-operated	(0.8%)
Total System	(5.4%)

For the fiscal year ended December 28, 2009 Così reported a net loss of $(11,104,000) or $(0.27) per basic and diluted common share, compared with fiscal 2008, when Così’s net loss was $(16,222,000), or $(0.40) per basic and diluted common share.  Così’s operating loss for fiscal 2009 was $(9,220,000) compared with the fiscal 2008 operating loss of $(8,327,000), excluding impairment provisions, closed store costs and lease termination costs.  Così recorded charges of $(1,900,000) and $(7,719,000) in the fiscal years 2009 and 2008, respectively, related to asset impairment provisions, closed store costs and lease termination costs.

Così’s total revenues for fiscal 2009 decreased 12.5% to $118,573,000 from $135,579,000 in fiscal 2008.  Company-owned net restaurant sales declined 12.2% in fiscal 2009 to $116,375,000, compared to $132,501,000 in fiscal 2008.  Franchise fees and royalty revenues for fiscal 2009 contributed $2,198,000 compared to $3,078,000 in fiscal 2008.  The year over year decrease in franchise fees and royalties was due primarily to a decline in fees related to fewer new unit openings as well as the recognition in fiscal 2008 of $460,000 in fees resulting from the termination of a franchise agreement.

System-wide comparable restaurant sales for fiscal 2009 as measured for restaurants in operation for more than 15 months recorded an aggregate decline of 10.0% as compared to fiscal 2008.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants is as follows:

For the 52 weeks ended
December 28, 2009
Company-owned	(10.8%)
Franchise-operated	(6.9%)
Total System	(10.0%)

James Hyatt, Così's President and Chief Executive Officer, said, “Although 2009 was a difficult year with the impact on our business of the recession, high unemployment and reduction in consumer spending, we were encouraged by the improvement we saw in our system-wide sales results during the fourth quarter.  Also, given the significant reduction in operating costs, continued improvement in our guest satisfaction ratings and the increased focus on external marketing initiatives, we believe we are well positioned to drive higher sales and improve our operating margins.”

2009 Fourth Quarter and Full Year Financial Performance Review
Contributing to Così’s aforementioned 7.2% decrease in fourth quarter Company-owned net sales as compared to the fourth quarter last year was the decline in Company-owned comparable sales as well as the impact of closing four locations since the end of the 2008 third quarter.  The Company-owned comparable sales decline of 6.6% was comprised of a 5.9% decrease in traffic and a 0.7% decrease in average guest check, which was impacted by a 13.5% decrease in overall catering sales during the fourth quarter as compared to the 2008 fourth quarter.

For the fourth quarter, Così reported a 190 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the fourth quarter of 2008. The change resulted from increases of 140, 30 and 20 basis points, as a percentage of net sales, in labor and related benefits, cost of food and beverage and occupancy and other restaurant operating expenses, respectively. The increase in labor and related benefits and occupancy and other restaurant operating expenses as a percentage of net sales was due primarily to the impact of the comparable restaurant net sales decrease on the fixed portion of these costs during the period.

During the 2009 fourth quarter, the Company reported general and administrative expenses of $3,856,000 or 13.7% of total revenues as compared to $3,434,000 or 11.2% for the 2008 fourth quarter.  The increase in 2009 over 2008 was due primarily to the reversal of an incentive bonus accrual of $633,000 in the fourth quarter of 2008.

For the full year 2009, the 12.2% decrease in Company-owned net sales as compared to fiscal 2008 was due primarily to the 10.8% decline in Company-owned comparable sales as well as the impact of closing 11 Company locations since the beginning of fiscal 2008.  The Company-owned comparable sales decline of 10.8%, was comprised of an 8.9% decrease in traffic and a 1.9% decrease in average guest check, which was impacted by a 24.5% decrease in overall catering sales during fiscal 2009 as compared to fiscal 2008.

For fiscal 2009, Così reported a 380 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with fiscal 2008. The change resulted from increases of 250 and 140 basis points, as a percentage of net sales, in labor and related benefits and occupancy and other restaurant operating expenses, respectively due primarily to the impact of the comparable restaurant net sales decrease on the fixed portion of these costs during the period.  The increase was partially offset by a 10 basis point improvement in the cost of food and beverage for fiscal 2009 as compared to fiscal 2008 as the Company achieved cost savings in certain commodities year-over-year.

During fiscal 2009, the Company reduced its general and administrative expenses by $4,922,000 to $15,044,000 from $19,966,000 which resulted in a reduction of 200 basis points as a percentage of total revenues.

Così reported that as of December 28, 2009 it had cash and cash equivalents of $4,079,000 and virtually no debt other than lease obligations.

Development Performance
Così ended fiscal 2009 with a total of 145 locations consisting of 99 Company-owned locations and 46 franchised locations.  During the 2009 fourth quarter, two franchise locations opened, one at the Dulles International Airport in Virginia and one in New Jersey while one location was closed in the United Arab Emirates.  Subsequent to the end of fiscal 2009, two franchise locations closed, one in Minnesota and one in the United Arab Emirates.

NASDAQ Delisting Update
The Company received notice that The Nasdaq Stock Market has stayed the delisting of the Company’s common stock from The Nasdaq Global Market pending the Nasdaq Hearings Panel’s determination of Cosi’s appeal of the Nasdaq staff determination regarding the Company’s delisting.  As previously announced, on March 16, 2010 the Company received a letter from the Nasdaq staff stating that the Company had failed to comply with the $1.00 minimum bid price required for continued listing of its common stock on The Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(a)(1) and as a result the Company's common stock was subject to delisting.  During the stay, the Company's shares will remain listed on The Nasdaq Global Market.

The Company plans to present a plan to the Nasdaq Hearings Panel that includes a discussion of the events that it believes will enable it to regain compliance with Nasdaq Listing Rule 5450(a)(1), which plan will include a commitment to effect a reverse stock split, if necessary.  There can be no assurance that any such plan will be accepted or, if accepted, will be successful to resolve the deficiency and enable the Company to regain compliance with the Nasdaq minimum bid price requirement.

About Così, Inc.
Così (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 99 Company-owned and 44 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Così vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così menu features Così sandwiches, freshly-tossed salads, melts, soups, Così bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” and “(Sun & Moon Design),” “Simply Good Taste” and related marks are registered trademarks of Così, Inc.
Copyright © 2010 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Cosi intends to file a preliminary proxy statement regarding the reverse stock split proposal, and it intends to mail a definitive proxy statement to its stockholders regarding the proposal. Investors and stockholders of Cosi are urged to read the definitive proxy statement when it becomes available because it will contain important information about Cosi and the reverse stock split proposal. Investors and stockholders may obtain a free copy of the definitive proxy statement (when it is available) and all of Cosi's annual, quarterly and current reports at the SEC's web site at www.sec.gov. A free copy of the definitive proxy statement and all of Cosi's annual, quarterly and current reports may also be obtained from Cosi. Cosi and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Cosi's stockholders in favor of the reverse stock split proposal. Information regarding the security ownership and other interests of Cosi's executive officers and directors will be included in the definitive proxy statement.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of December 28, 2009 and December 29, 2008
(dollars in thousands)

	December 28, 2009	December 29, 2008
Assets
Current assets:
Cash and cash equivalents	$4,079	$5,589
Accounts receivable, net	560	916
Inventories	967	998
Prepaid expenses and other current assets	2,136	3,650
Total current assets	7,742	11,153

Furniture and fixtures, equipment and leasehold improvements, net	22,100	29,779
Intangibles, security deposits and other assets	1,728	1,849
Total assets	$31,570	$42,781

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,079	$3,378
Accrued expenses	9,628	9,835
Deferred franchise revenue	44	149
Current liabilities of discontinued operations	-	4
Current portion of other long-term liabilities	588	668
Total current liabilities	13,339	14,034

Deferred franchise revenue	2,563	2,545
Other long-term liabilities, net of current portion	6,343	7,176
Total liabilities	22,245	23,755

Commitments and contingencies

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
40,663,189 and 41,052,170 shares issued, respectively	409	407
Additional paid-in capital	277,994	276,593
Treasury stock, 239,543 shares at cost	(1,198)	(1,198)
Accumulated deficit	(267,880)	(256,776)
Total stockholders' equity	9,325	19,026
Total liabilities and stockholders' equity	$31,570	$42,781

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc
Consolidated Statements of Operations
For the Three and Twelve Month Periods Ended December 28, 2009 and December 29, 2008
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2009	December 29, 2008	December 28, 2009	December 29, 2008

Revenues:
Restaurant net sales	$27,707	$29,860	$116,375	$132,501
Franchise fees and royalties	529	875	2,198	3,078
Total revenues	28,236	30,735	118,573	135,579

Costs and expenses:
Cost of food and beverage	6,418	6,827	26,429	30,235
Restaurant labor and related benefits	10,433	10,818	42,742	45,375
Occupancy and other restaurant operating expenses	9,010	9,652	36,617	39,821
	25,861	27,297	105,788	115,431
General and administrative expenses	3,856	3,434	15,044	19,966
Depreciation and amortization	1,606	2,090	7,050	8,409
Restaurant pre-opening expenses	-	-	13	100
Provision for losses on asset impairments
and disposals	1,291	6,031	1,530	7,099
Closed store costs	3	16	48	69
Lease termination expense, net	115	253	322	551
Gain on sale of assets	(102)	-	(102)	-
Total costs and expenses	32,630	39,121	129,693	151,625
Operating loss	(4,394)	(8,386)	(11,120)	(16,046)
Other income (expense):
Interest income	-	12	3	102
Interest expense	-	(2)	(4)	(7)
Other income	(52)	6	17	41
Total other income (expense)	(52)	16	16	136
Loss from continuing operations	(4,446)	(8,370)	(11,104)	(15,910)
Discontinued operations:
Operating loss from discontinued operations	-	-	-	(224)
Asset impairments of discontinued operations	-	-	-	(88)
Loss from discontinued operations	-	-	-	(312)
Net loss	$(4,446)	$(8,370)	$(11,104)	$(16,222)

Per Share Data:
Loss per share, basic an diluted
Continuing operations	$(0.11)	$(0.21)	$(0.27)	$(0.40)
Discontinued operations	$-	$-	$-	$-
Net loss	$(0.11)	$(0.21)	$(0.27)	$(0.40)

Weighted average common shares outstanding	40,529,816	39,790,233	40,423,424	40,078,962

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc
Results of Operations as a Percent of Revenues
For the Three and Twelve Month Periods Ended December 28, 2009 and December 29, 2008

	Three Months Ended				Twelve Months Ended
	December 28, 2009		December 29, 2008		December 28, 2009		December 29, 2008

Revenues:
Restaurant net sales	98.1%		97.2%		98.1%		97.7%
Franchise fees and royalties	1.9		2.8		1.9		2.3
Total revenues	100.0		100.0		100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	23.2		22.9		22.7		22.8
Restaurant labor and related benefits (1)	37.6		36.2		36.7		34.2
Occupancy and other restaurant operating expenses (1)	32.5		32.3		31.5		30.1
	93.3		91.4		90.9		87.1
General and administrative expenses:	13.7		11.2		12.7		14.7
Depreciation and amortization	5.7		6.8		5.9		6.2
Restaurant pre-opening expenses	-		-		-		0.1
Provision for losses on asset impairments and disposals	4.6		19.6		1.3		5.2
Closed store costs	-		0.1		-		0.1
Lease termination expense, net	0.4		0.8		0.3		0.4
Gain on sale of assets	(0.4)		-		(0.1)		-
Total costs and expenses	115.6		127.3		109.4		111.8
Operating loss	(15.6)		(27.3)		(9.4)		(11.8)
Other income (expense):
Interest income	-		-		-		-
Interest expense	-		-		-		-
Other expense	(0.2)		-		-		-
Loss from continuing operations	(15.8)		(27.3)		(9.4)		(11.8)
Discontinued operations:
Operating loss from discontinued operations	-		-		-		(0.2)
Loss from discontinued operations	-		-		-		(0.2)
Net loss	(15.8	) %	(27.3	) %	(9.4	) %	(12.0	) %

(1) These are expressed as a pecentage of restaurant net sales versus all other items expressed as a percentage of total revenues.

	Fiscal Year
	2009			2008				2007
	Company- Owned	Franchise	Total	Company- Owned		Franchise	Total	Company-Owned		Franchise	Total

Restaurants at beginning of period	101	50	151	107	b	34	141	110	a	13	123
New restaurants opened	2	6	8	1		19	20	6		22	28
Restaurants permanently closed	4	10	14	7		3	10	9		1.00	10
Restaurants at end of period	99	46	145	101		50	151	107	b	34	141

a - Includes nine locations that are classified as discontinued operations.
b - Includes three locations that are classified as discontinued operations.